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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT
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                                                      STATE OF
COMPANY NAME                                          INCORPORATION
------------                                          -------------
Beech Mountain Lakes Corporation                      Pennsylvania
Carolina Landing Corporation                          South Carolina
Carriage Manor Corporation                            North Carolina
Cherokee Landing Corporation                          Tennessee
Chief Creek Corporation                               Tennessee
Dixie Resort Corporation                              Mississippi
Foxwood Corporation                                   South Carolina
GL Land Development, Inc.                             Oklahoma
Lake Royale Corporation                               North Carolina
Lake Tansi Village, Inc.                              Delaware
LML Resort Corporation                                Alabama
Natchez Trace Wilderness Preserve Corporation         Tennessee
National American Corporation                         Nevada
Quail Hollow Plantation Corporation                   Tennessee
Quail Hollow Village, Inc.                            Pennsylvania
Recreation Land Corporation                           Pennsylvania
Recreation Properties, Inc.                           Mississippi
Resort Land Corporation                               Arkansas
Shorewood Corporation                                 Georgia
Tansi Resort, Inc.                                    Tennessee
The Kinston Corporation                               South Carolina
The Villas of Hickory Hills, Inc.                     Mississippi
Thousand Trails (Canada) Inc.                         British Columbia
TT Offshore, Ltd.                                     Virginia
UST Wilderness Management Corporation                 Nevada
Western Fun Corporation                               Texas
Westwind Manor Corporation                            Texas
Wolf Run Manor Corp.                                  Pennsylvania
Yuba Investment Company                               California
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